UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 11, 2012

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

1220 Augusta Drive
Suite 500
Houston, TX 77057
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 – REGULATION FD DISCLOSURE

On December 11, 2012, CC Holdings GS V LLC (“CCL”), a wholly owned subsidiary of Crown Castle International Corp. (the “Company”), delivered to the holders of its 7.750% Senior Secured Notes due 2017 (the “7.750% Notes”), through The Bank of New York Mellon Trust Company, N.A., as trustee, a conditional notice of redemption for the 7.750% Notes.  All of the then outstanding 7.750% Notes will be redeemed on January 10, 2013, at a price equal to 100% of the principal amount of the 7.750% Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, plus a make-whole premium calculated in accordance with the indenture governing the 7.750% Notes.  In accordance with the terms of the redemption notice, the redemption is conditioned upon the closing of the Notes Offering (as defined below), which CCL currently anticipates will occur on December 24, 2012.  The redemption notice will become fully unconditional upon such closing.

ITEM 8.01 – OTHER EVENTS

On December 11, 2012, the Company issued a press release announcing the intention of CCL to offer $500.0 million aggregate principal amount of senior secured notes due 2017 (the “2017 Notes”) and $1.0 billion aggregate principal amount of senior secured notes due 2023 (the “2023 Notes”) in a private offering (the “Notes Offering”). On December 11, 2012, the Company issued a press release announcing the pricing of the Notes Offering.  The 2017 Notes will have an interest rate of 2.381% per annum and will be issued at a price equal to 100% of their face value.  The 2023 Notes will have an interest rate of 3.849% per annum and will be issued at a price equal to 100% of their face value.  The December 11th press releases are attached as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated herein by reference.

On December 11, 2012, the Company issued a press release announcing that it has commenced a cash tender offer (the “9.00% Tender Offer”) for any and all of its outstanding 9.00% Senior Notes due 2015. The 9.00% Tender Offer is subject to, and conditioned upon, the satisfaction of or, where applicable, the Company’s waiver of, certain conditions, including the condition that CCL has closed the Notes Offering and that the Company has increased the size of its revolving credit facility by an additional $500.0 million.  The Company has received preliminary commitments to increase its revolving credit facility by an additional $500.0 million, and expects to consummate such increase prior to the closing of the Notes Offering.  The December 11th press release is attached as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.

On December 11, 2012, the Company issued a press release announcing that CCL has commenced a cash tender offer (the “7.750% Tender Offer”) for any and all of CCL’s outstanding 7.750% Notes. The 7.750% Tender Offer is subject to, and conditioned upon, the satisfaction of or, where applicable, CCL’s waiver of, certain conditions, including the condition that CCL has closed the Notes Offering. The December 11th press release is attached as Exhibit 99.4 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 11, 2012

99.2	Press Release, dated December 11, 2012

99.3	Press Release, dated December 11, 2012

99.4	Press Release, dated December 11, 2012

The information in this Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Jay A. Brown
Name: Jay A. Brown
Title: Senior Vice President, Chief Financial Officer and Treasurer

Date:  December 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 11, 2012

99.2	Press Release, dated December 11, 2012

99.3	Press Release, dated December 11, 2012

99.4	Press Release, dated December 11, 2012